Registration No. 333-



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GRIFFON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                       11-1893410
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

100 Jericho Quadrangle,  Suite 224, Jericho,  New York        11753
 (Address of Principal Executive Offices)                   (Zip Code)

                 GRIFFON CORPORATION 2006 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

     Eric P. Edelstein, Executive Vice President and Chief Financial Officer
                               Griffon Corporation
                             100 Jericho Quadrangle
                                    Suite 224
                             Jericho, New York 11753
                     (Name and Address of Agent for Service)

                                 (516) 938-5544
          (Telephone Number, Including Area Code, of Agent For Service)

                                    copy to:
                             Gary T. Moomjian, Esq.
                   Kramer, Coleman, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                                    Suite 225
                             Jericho, New York 11753
                                 (516) 822-4820


                         CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum
Title of Each Class of            Amount To Be    Offering Price Per   Proposed Maximum Aggregate       Amount of
Securities To Be Registered      Registered (1)         Share               Offering Price           Registration Fee

Common Stock, par value $.25,
issuable upon exercise of
outstanding options                  5,000            $28.06 (2)              $140,300 (2)              $   15.01

Common Stock, par value $.25,
reserved for future grants         1,695,000         $27.63(3)(4)           $46,832,850(3)(4)           $5,011.11
                                                                                                     ----------------
     Total                                                                                              $5,026.12

--------------------------------
(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution provisions contained in the Griffon Corporation 2006 Equity Incentive Plan (the "Plan").
(2) Computed in accordance with Rule 457(h) of the Securities Act based upon the exercise price per share of outstanding options granted under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee.
(4) Computed in accordance with Rules 457(c) and 457(h) of the Securities Act based upon the average of the high and low prices for the Common Stock on May 3, 2006.


                                EXPLANATORY NOTE

     This Registration Statement relates to the registration of 1,700,000 shares of Common Stock, par value $.25 per share, of Griffon Corporation (the "Registrant") reserved for issuance under the Registrant's 2006 Equity Incentive Plan. The Equity Incentive Plan authorizes the grant of Options, Performance Shares, Performance Units, Stock Appreciation Rights, Restricted Shares and Deferred Shares.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.


     The Registrant hereby incorporates by reference the documents listed below. In addition, all documents and reports subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as modified or superseded.

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2005;

     (2) The Registrant's Proxy Statement dated December 28, 2005 for its 2006 Annual Meeting of Stockholders;

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2005;

     (4) The Registrant's Current Report on Form 8-K (Date of Report: November 3, 2005) filed on November 3, 2005;

     (5) The Registrant's Current Report on Form 8-K (Date of Report: November 3, 2005) filed on November 8, 2005;

     (6) The Registrant's Current Report on Form 8-K (Date of Report: December 15, 2005) filed on December 20, 2005;


     (7) The Registrant's Current Report on Form 8-K (Date of Report: February 3, 2006) filed on February 3, 2006;


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


     (8) The Registrant's Current Report on Form 8-K (Date of Report: February 3, 2006) filed on February 17, 2006.

     (9)  The Registrant's Current Report on Form 8-K (Date of Report: March 10,
          2006) filed on March 15, 2006.

     (10) The Registrant's  Current Report on Form 8-K (Date of Report: April 7,
          2006) filed on April 7, 2006.

     (11) The  Registrant's  Current Report on Form 8-K (Date of Report:  May 3,
          2006) filed on May 3, 2006.

     (12) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated January 19, 1993, including any amendment(s) or report(s) filed for the purpose of updating such description; and

     The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference
(except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Griffon Corporation, 100 Jericho Quadrangle, Suite 224, Jericho, New York 11753, (516) 938-5544.


Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Edward I. Kramer is a member of the law firm of Kramer, Coleman, Wactlar & Lieberman, P.C. ("KCW&L"), counsel to the Registrant. As of April 15, 2006, Mr. Kramer beneficially owns 86,402 shares of Common Stock of the Registrant, which includes 326 shares owned by Mr. Kramer's wife, 5,926 shares allocated to Mr. Kramer under the Kramer, Coleman, Wactlar & Lieberman, P.C.'s Profit Sharing Plan (but excluding the other shares held by the Profit Sharing Plan), and options exercisable within 60 days to purchase 50,000 shares of Common Stock of the Registrant granted to Mr. Kramer pursuant to the Registrant's various stock option plans.


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


Item 6.   Indemnification of Directors and Officers.

     Under the provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of the Registrant shall be indemnified by the Registrant as of right to the fullest extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to the Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

     The officers and directors of the Registrant are covered by officers' and directors' liability insurance. The Registrant has entered into Indemnification Agreements with its directors and officers. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee, as defined.


Item 7.   Exemption from Registration Claimed.

     Not applicable.


Item 8.   Exhibits.

4.1. Restated Certificate of Incorporation (Exhibit 3.1 of Annual Report on Form 10-K for the year ended September 30, 1995)
4.2 Amended and restated By-laws incorporated by referenced to the Registrant's Current Report on Form 8-K (Date of Report May 2, 2001) filed on May 18, 2001
4.3 Griffon Corporation 2006 Equity Incentive Plan (incorporated by reference to the Registrant's Current Report on Form 8-K (Date of
          Report:  February 3, 2006) filed on February 17, 2006)
5.1.      Opinion of Kramer, Coleman, Wactlar & Lieberman, P.C.

23.1. Consent of Kramer, Coleman, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5.1
23.2. Consent of PricewaterhouseCoopers LLP 24. Powers of Attorney - included in signature page hereof


Item 9.   Undertakings.


     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, That:

     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (ss. 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (ss. 239.13 of this chapter) or Form F-3 (ss. 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form or prospectus filed pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) that is part of the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by final adjudication of such issue.


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


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on May 5, 2006.


                                         GRIFFON CORPORATION


                                         By:  /s/ Harvey R. Blau
                                            -------------------------------
                                            Harvey R. Blau
                                            Chairman and Chief Executive Officer
                                            (Principal Executive Officer)


     Each person whose signature  appears below  constitutes and appoints Harvey
R. Blau and Eric P. Edelstein, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agents to do any and all acts and things in his name and on his behalf in his capacities indicated below which they or either of them may deem necessary or advisable to enable Griffon Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Signature                    Title                             Date



/s/ Harvey R. Blau           Chairman of the Board and                  5/5/06
--------------------------   Chief Executive Officer                  ---------
Harvey R. Blau               Principal Executive Officer)


/s/ Eric P. Edelstein        Executive Vice President and Chief         5/5/06
--------------------------   Financial Officer (Principal Financial   ---------
Eric P. Edelstein            and Accounting Officer)


/s/ Patrick L. Alesia        Vice President, Treasurer and Secretary    5/5/06
--------------------------                                            ---------
Patrick L. Alesia


/s/ Henry A. Alpert                Director                             5/5/06
--------------------------                                            ---------
Henry A. Alpert


                                   Director
--------------------------                                            ---------
Bertrand M. Bell


/s/ Blaine V. Fogg                 Director                             5/5/06
--------------------------                                            ---------
Blaine V. Fogg


/s/ Robert G. Harrison             Director                             5/5/06
--------------------------                                            ---------
Robert G. Harrison

/s/ Clarence A. Hill               Director                             5/5/06
--------------------------                                            ---------
Clarence A. Hill, Jr.


                                   Director
--------------------------                                            ---------
Ronald J. Kramer


/s/ Donald J. Kutyna               Director                             5/5/06
--------------------------                                            ---------
Donald J. Kutyna


/s/ James W. Stansberry            Director                             5/5/06
--------------------------                                            ---------
James W. Stansberry


/s/ Martin S. Sussman              Director                             5/5/06
--------------------------                                            ---------
Martin S. Sussman


                                   Director
--------------------------                                            ---------
William H. Waldorf


/s/ Joseph J. Whalen               Director                             5/5/06
--------------------------                                            ---------
Joseph J. Whalen


/s/ Lester L. Wolff                Director                             5/5/06
--------------------------                                            ---------
Lester L. Wolff


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